Exhibit 99.1

B. Riley Financial Reports Third Quarter 2015 Results

•	Quarterly Revenue of $21.3 million, Adjusted EBITDA of $3.1 million and Net Income of $1.5 million or $0.09 per Diluted Share
•	Sept. 2015 YTD Revenue of $92.8 million, up 29% from Proforma Sept. 2014 YTD Period
•	Sept. 2015 YTD Adjusted EBITDA of $23.4 million, up $16.7 million from Proforma Sept. 2014 YTD Period
•	Dividend of $0.06 per Share Declared for Stockholders of Record as of Nov. 24, 2015

LOS ANGELES – November 9, 2015 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, reported financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•       Auction and liquidation segment revenue increased to $5.8 million, representing a 72% increase over the prior-year period. The increase was due in part to the completion of an auction for Big Eagle Services (Canada) with assets sold in excess of C$23 million to bidders across 11 countries.

•       Capital management business successfully closed fundraising for direct lending fund, GACP I, L.P. Total commitments of approximately $156 million were received from institutional and high net worth investors, including affiliates of KKR Credit Advisors and Tennenbaum Capital Partners.

•       GACP I, L.P. closed its second investment, acting as lead investor and administrative agent for $25 million Term Loan for General Wireless Operations Inc. (dba as RadioShack).

•       B. Riley & Co. served as financial advisor to Hoffman Southwest Corporation in connection with its sale to Sterling Partners.

Third Quarter 2015 Financial Results

Total revenues for the third quarter of 2015 increased 3% to $21.3 million from $20.7 million in the same year-ago period. The improvement was primarily attributable to an increase in revenues from the company’s auction and liquidation segment, offset by a decrease in revenues from its capital markets segment.

•	Auction and Liquidation Segment: Revenue increased 72% to $5.8 million from $3.4 million in the same year-ago period. Segment income for the quarter totaled $2.8 million, an improvement from a loss of $2.8 million in the same year-ago period.

•	Valuation and Appraisal Segment: Revenue increased 2% to $7.9 million from $7.8 million in the same year-ago period. Segment income for the quarter increased 23% to $2.4 million from $2.0 million in the same year-ago period.

•	Capital Markets Segment: B. Riley & Co.’s investment banking, wealth management, and sales and trading revenue totaled $7.5 million, a decrease of $2 million from $9.5 million in the same year-ago period. Segment income for the quarter was $34,000, a decrease from $2.9 million in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and amortization of non-cash stock-based compensation) for the third quarter of 2015 totaled $3.1 million compared to $3.7 million in the same year-ago period (see “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP term).

Net income for the third quarter of 2015 totaled $1.5 million or $0.09 per diluted share, an improvement from a net loss of $868,000 or $(0.05) per diluted share in the same year-ago period.

At September 30, 2015, the company had $45.9 million of unrestricted cash, $124,000 of restricted cash, and $11.1 million of net investments in securities. Shareholder equity totaled $111.2 million at September 30, 2015.

Declaration of Dividend

On November 9, 2015, the company’s board of directors approved a dividend of $0.06 per share, which will be paid on or about December 9, 2015 to stockholders of record on November 24, 2015.

Management Commentary

“In many ways, Q3 was our most rewarding quarter since the combination of B. Riley and Great American Group last year,” commented Bryant Riley, chairman and CEO of B. Riley Financial. “We undertook several initiatives last year that reduced our fixed operating costs by about $9 million. As a result, we were able to generate more than $3 million in adjusted EBITDA in the third quarter this year, despite a slower environment in our capital markets and retail liquidation divisions.” Mr. Riley continued, “Our ability to continue to pay out a portion of our profits in the form of dividends is also gratifying. Including today’s announcement of a $0.06 dividend, we will have paid out $0.32 per share this year which is approximately 22% of our September 2015 YTD Adjusted EBITDA.”

Conference Call

B. Riley Financial will host an investor conference call today (November 9, 2015) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The company’s chairman and CEO, Bryant Riley, President, Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Toll-Free Number: 877-407-0789

International Number: 201-689-8562

The conference call will be broadcasted live and available for replay via the investor relations section of the company’s website at http://ir.brileyfin.com.

A replay of the call will be available after 7:30 p.m. Eastern time through November 16, 2015.

Toll-Free Replay Number: 877-870-5176

International Replay Number: 858-384-5517

Replay ID: 13624323

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY) provides collaborative financial services and solutions through several subsidiaries, including: B. Riley & Co. LLC, a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients; Great American Group, LLC, a leading provider of advisory and valuation services, asset disposition and auction solutions, and commercial lending services; B. Riley Capital Management, LLC, an SEC registered Investment Advisor, which includes B. Riley Asset Management, a provider of investment products to institutional and high net worth investors, and B. Riley Wealth Management (formally MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and Great American Capital Partners, a provider of senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance, as well as statements regarding how management sees opportunities to grow and broaden the firm. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include our ability to successfully integrate recent acquisitions, loss of key personnel, our ability to manage growth, the potential loss of financial institution clients, the timing of completion of significant engagements, and those risks described from time to time in B. Riley Financial's filings with the SEC, including, without limitation, the risks described in B. Riley Financial's (f/k/a Great American Group, Inc.) Annual Report on Form 10-K for the year ended December 31, 2014 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, pro forma financial information and proforma adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings "Adjusted EBITDA and Pro Forma EBITDA Reconciliation" and “Pro Forma Financial Information.”

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

rily@liolios.com

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$45,922	$21,600
Restricted cash	124	7,657
Securities owned, at fair value	17,548	17,955
Accounts receivable, net	10,069	10,098
Advances against customer contracts	2,789	16,303
Due from related parties	3,703	—
Goods held for sale or auction	39	4,117
Deferred income taxes	4,645	6,420
Prepaid expenses and other current assets	1,351	3,795
Total current assets	86,190	87,945
Property and equipment, net	651	776
Goodwill	34,528	27,557
Other intangible assets, net	4,880	2,799
Deferred income taxes	15,505	19,181
Other assets	615	732
Total assets	$142,369	$138,990
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$17,551	$12,233
Due to related parties	—	213
Auction and liquidation proceeds payable	—	665
Securities sold not yet purchased	6,481	746
Mandatorily redeemable noncontrolling interests	2,921	2,922
Asset based credit facility	—	18,506
Revolving credit facility	70	56
Notes payable	—	6,570
Contingent consideration- current portion	1,218	—
Total current liabilities	28,241	41,911
Contingent consideration, net of current portion	1,129	—
Total liabilities	29,370	41,911
Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 16,311,452 and 15,968,607 issued and outstanding as of September 30, 2015 and December 31,
2014, respectively	2	2
Additional paid-in capital	116,423	110,598
Retained earnings (deficit)	(4,323)	(12,891)
Accumulated other comprehensive loss	(935)	(648)
Total B. Riley Financial, Inc. stockholders' equity	111,167	97,061
Noncontrolling interests	1,832	18
Total equity	112,999	97,079
Total liabilities and equity	$142,369	$138,990

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues:
Services and fees	$21,150	$20,669	$82,176	$48,001
Sale of goods	122	5	10,588	9,273
Total revenues	21,272	20,674	92,764	57,274
Operating expenses:
Direct cost of services	5,213	5,135	20,530	17,001
Cost of goods sold	—	1,747	3,071	10,811
Selling, general and administrative expenses	12,782	12,497	45,755	30,481
Restructuring charge	—	2,548	—	2,548
Total operating expenses	17,995	21,927	69,356	60,841
Operating income (loss)	3,277	(1,253)	23,408	(3,567)
Other income (expense):
Interest income	5	3	10	9
Interest expense	(64)	(53)	(735)	(1,130)
Income (loss) before income taxes	3,218	(1,303)	22,683	(4,688)
(Provision) benefit for income taxes	(600)	387	(8,060)	1,795
Net income (loss)	2,618	(916)	14,623	(2,893)
Net income (loss) attributable to noncontrolling interests	1,155	(48)	1,814	86
Net income (loss) attributable to B. Riley Financial, Inc.	$1,463	$(868)	$12,809	$(2,979)

Basic income (loss) per share	$0.09	$(0.05)	$0.79	$(0.40)
Diluted income (loss) per share	$0.09	$(0.05)	$0.79	$(0.40)

Weighted average basic shares outstanding	16,243,425	15,911,482	16,199,931	7,492,295
Weighted average diluted shares outstanding	16,344,649	15,911,482	16,272,953	7,492,295

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$14,623	$(2,893)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
Depreciation and amortization	634	451
Provision for credit losses	366	166
Impairment of goods held for sale	–	1,750
Loss on disposal of fixed assets	7	77
Share based payments	1,192	–
Effect of foreign currency on operations	(363)	78
Non-cash interest	118	–
Deferred income taxes	5,451	(1,865)
Income allocated to mandatorily redeemable noncontrolling interests
and redeemable noncontrolling interests	1,796	1,580
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	13,177	(110)
Lease finance receivable	–	107
Due from related party	(3,916)	(111)
Securities owned	407	(14,289)
Goods held for sale or auction	52	9,062
Prepaid expenses and other assets	9	(675)
Accounts payable and accrued expenses	5,371	(2,193)
Securities sold, not yet purchased	5,735	1,860
Auction and liquidation proceeds payable	(665)	1,220
Net cash provided by (used in) operating activities	43,994	(5,785)
Cash flows from investing activities:
Acquisition of MK Capital, net of cash acquired of $49	(2,451)	–
Purchases of property and equipment	(196)	(143)
Proceeds from sale of property and equipment	4	–
Decrease in note receivable - related party	–	1,200
Cash acquired in acquisition of B. Riley & Co., Inc.	–	2,668
Decrease (increase) in restricted cash	7,533	(3,203)
Net cash provided by investing activities	4,890	522
Cash flows from financing activities:
Repayment of asset based credit facility	(18,506)	(5,710)
Proceeds from revolving line of credit	14	92
Proceeds from note payable - related party	4,500	–
Repayment of note payable - related party	(4,500)	–
Repayment of notes payable and long-term debt	–	(32,010)
Proceeds from issuance of common stock	–	51,233
Dividends paid	(4,241)	–
Payment of employment taxes on vesting of restricted stock	(24)
Distribution to mandatorily redeemable noncontrolling interests	(1,797)	(1,494)
Net cash (used in) provided by financing activities	(24,554)	12,111
Increase in cash and cash equivalents	24,330	6,848
Effect of foreign currency on cash	(8)	(173)
Net increase in cash and cash equivalents	24,322	6,675
Cash and cash equivalents, beginning of period	21,600	18,867
Cash and cash equivalents, end of period	$45,922	$25,542
Supplemental disclosures:
Interest paid	$303	$1,389
Taxes paid	$976	$2

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
Segment Financial Information
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Auction and Liquidation reportable segment:
Revenues - Services and fees	$ 5,727	$ 3,397	$ 28,861	$ 14,627
Revenues - Sale of goods	122	5	10,588	9,273
Total revenues	5,849	3,402	39,449	23,900
Direct cost of services	(1,722)	(1,670)	(10,642)	(6,708)
Cost of goods sold	-	(1,747)	(3,071)	(10,811)
Selling, general, and administrative expenses	(1,260)	(1,460)	(7,725)	(7,292)
Restructuring charge	-	(1,339)	-	(1,339)
Depreciation and amortization	(45)	(19)	(147)	(92)
Segment income (loss)	2,822	(2,833)	17,864	(2,342)
Valuation and Appraisal reportable segment:
Revenues - Services and fees	7,945	7,764	22,972	23,499
Direct cost of services	(3,491)	(3,465)	(9,888)	(10,293)
Selling, general, and administrative expenses	(2,000)	(2,091)	(6,434)	(7,304)
Restructuring charge	-	(203)	-	(203)
Depreciation and amortization	(35)	(40)	(104)	(116)
Segment income	2,419	1,965	6,546	5,583
Capital markets reportable segment:
Revenues - Services and fees	7,478	9,508	30,343	9,875
Selling, general, and administrative expenses	(7,310)	(6,527)	(23,234)	(7,046)
Depreciation and amortization	(134)	(83)	(384)	(94)
Segment income	34	2,898	6,725	2,735
Consolidated operating income from reportable
segments	5,275	2,030	31,135	5,976
Corporate and other expenses (includes restucturing charge of $1,006 in
each of the three and nine month periods ended September 30, 2014)	(1,998)	1	(7,727)	(9,543)
Interest income	5	3	10	9
Interest expense	(64)	(53)	(735)	(1,130)

Income (loss) before income taxes	3,218	1,981	22,683	(4,688)
(Provision) benefit for income taxes	(600)	387	(8,060)	1,795

Net income (loss)	2,618	2,368	14,623	(2,893)
Net income attributable to noncontrolling interests	1,155	(48)	1,814	86

Net income (loss) attributable to B. Riley Financial, Inc.	$ 1,463	$ 2,416	$ 12,809	$ (2,979)

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND PROFORMA ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted EBITDA and Proforma Adjusted EBITDA Reconciliation:

Net income (loss) as reported	$1,463	$(868)	$12,809	$(2,979)

Adjustments:
Provision (benefit) for income taxes	600	(387)	8,060	(1,795)
Interest expense	64	53	735	1,130
Interest income	(5)	(3)	(10)	(9)
Depreciation and amortization	213	187	634	451
Share based payments	726	—	1,192	—
Transaction costs related to B. Riley & Co., Inc. acquisition	—	—	—	995
Loss in United Kingdom from restructuring in the quarter ended September 30, 2014	—	465	—	465
Severance costs and compensation expense for fair value adjustment for
mandatorily redeemable noncontrolling interests	—	4,298	—	5,212

Total EBITDA adjustments	1,598	4,613	10,611	6,449

Adjusted EBITDA	$3,061	$3,745	$23,420	$3,470

Proforma Adjusted EBITDA for B. Riley & Co., Inc. operations and
new employment agreements	—	(22)	—	3,260

Proforma Adjusted EBITDA	$3,061	$3,723	$23,420	$6,730

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
PROFORMA FINANCIAL INFORMATION
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2014	2014
	Proforma	Proforma
Proforma Revenues By Segment:
Auction and Liquidation reportable segment	$3,402	$23,900
Valuation and Appraisal reportable segment	7,764	23,499
Capital markets reportable segment	9,534	24,415

Total Proforma Revenue	$20,700	$71,814

Proforma net loss	$(881)	$(1,116)

Basic loss per share	$(0.06)	$(0.11)
Diluted loss per share	$(0.06)	$(0.11)

Weighted average basic shares outstanding	15,911,482	10,069,572
Weighted average diluted shares outstanding	15,911,482	10,069,572

Note: The unaudited Pro forma financial information in the table above summarizes the combined results of operations of the company and B. Riley and Co., LLC and the related impact of the new employment agreements with Bryant Riley, Andrew Gumaer and Harvey Yellen that became effective upon the acquisition of B. Riley and Co., LLC, as though they had occurred as of January 1, 2014. The Pro forma financial information presented includes the effects of adjustments related to the amortization charges from the acquired intangible assets. The Pro forma financial information as presented above is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the earlier period presented, nor does it intend to be a projection of future results.